Exhibit 99.1

Intra-Cellular Therapies Announces Phase 3 Clinical Development Program for the Treatment of Depressive Episodes Associated with Bipolar Disorder (Bipolar Depression)

NEW YORK, July 22, 2015 /GLOBE NEWSWIRE/ — Intra-Cellular Therapies, Inc. (NASDAQ: ITCI), a biopharmaceutical company focused on the development of therapeutics for central nervous system (CNS) disorders, today announced that, following communication with the FDA, it is proceeding with Phase 3 development of ITI-007 for the treatment of depressive episodes associated with bipolar disorder (bipolar depression).

The Phase 3 program in bipolar depression consists of two multicenter, randomized, double-blind, placebo-controlled clinical trials. The first Phase 3 study will evaluate ITI-007 as a monotherapy and the second Phase 3 study will evaluate ITI-007 as an adjunctive therapy with lithium or valproate. The Company plans to commence these studies later this year.

“I am pleased with the continued progress of our ITI-007 development programs. The advancement of ITI-007 into Phase 3 development for the treatment of bipolar depression represents a significant milestone in our overall ITI-007 strategy and is an important step in our mission to provide improved treatment options to patients suffering from CNS disorders,” said Dr. Sharon Mates, Chairman and CEO of Intra-Cellular Therapies. “We look forward to evaluating ITI-007 in bipolar depression, a disorder which exerts a tremendous toll on patients, and for which few treatments options are available.”

About Bipolar Depression

Bipolar disorder is a serious psychiatric condition characterized by manic or hypomanic episodes, with interposed depressive episodes constituting the most common clinical presentation. These depressive episodes tend to last longer, recur more often, and are associated with a worse prognosis than manic/hypomanic episodes. Bipolar disorder affects approximately 5.7 million adult Americans, or about 2.6% of the U.S. population age 18 and older every year according to the National Institute of Mental Health. Bipolar depression, the predominant presentation of bipolar disorder, remains a significantly underserved medical need, with only a few FDA approved treatment options available.

About Intra-Cellular Therapies

Intra-Cellular Therapies is developing novel drugs for the treatment of neuropsychiatric and neurodegenerative diseases and diseases of the elderly, including Parkinson’s and Alzheimer’s disease. The Company is developing its lead drug candidate, ITI-007, for the treatment of schizophrenia, behavioral disturbances in dementia, bipolar disorder, depression and other neuropsychiatric and neurological disorders. ITI-007, a first-in-class molecule, is in Phase 3 clinical trials for the treatment of schizophrenia. The Company is also utilizing its phosphodiesterase platform and other proprietary chemistry platforms to develop drugs for the treatment of CNS and other disorders.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, our clinical and nonclinical development plans, including the design of our Phase 3 program for ITI-007 for the treatment of depressive episodes associated with bipolar disorder; our expectations concerning the timing of trials and studies and the availability of data; our beliefs about the potential uses and benefits of ITI-007; and our research and development efforts and plans under the caption “About Intra-Cellular Therapies.” All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to the following: our current and planned clinical trials, other studies for ITI-007, and our other product candidates may not be successful or may take longer and be more costly than anticipated; product candidates that appeared promising in earlier research and clinical trials may not demonstrate safety and/or efficacy in larger-scale or later clinical trials; our reliance on collaborative partners and other third parties for development of our product candidates; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (SEC), as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and we do not intend to update this information unless required by law.

Contact:

Juan Sanchez, M.D.

Vice President

Corporate Communications and Investor Relations of Intra-Cellular Therapies, Inc.

Phone: 212-923-3344

Burns McClellan, Inc.

Lisa Burns/Carol Werther (Investors)

Justin Jackson (Media)

jjackson@burnsmc.com

212-213-0006